Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 19, 2008, accompanying the financial statements of Rubicon Technology, Inc. (which report expressed an unqualified opinion), contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Madison, Wisconsin

April 24, 2008